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                                POWER OF ATTORNEY

               WITH RESPECT TO THE GLENBROOK LIFE AND ANNUITY COMPANY
                            PROVIDER ANNUITY CONTRACT


     Know all men by these presents that Keith A. Hauschildt, whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, his attorneys-in-fact, with power of substitution, and his in any and all capacities, to sign any Form S-1 registration statements and amendments thereto for the Glenbrook Provider Annuity and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



                                     March 20, 1997
                                     --------------------
                                     Date




                                     /s/ KEITH A. HAUSCHILDT
                                     ------------------------
                                     Keith A. Hauschildt
                                     Assistant Vice President and Controller